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                                                                 EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 30, 1998 relating to the financial statements as of December 31, 1997 and for the years ended
December 31, 1997 and 1996, which appears in AvalonBay Communities, Inc.'s (formerly Bay Apartment Communities, Inc.) Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts".

/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Baltimore, Maryland
September 13, 1999